Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-230054) and Form S-8 (No. 333-198865, 333-203933, 333-211118, 333-220316, 333-222516, 333-224866 and 333-231183) of Horizon Therapeutics plc of our report dated February 26, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 26, 2020